EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Metals USA, Inc. 401(k) Plan and to the incorporation by reference therein of our report dated January 23, 1998, except for Note 10 for which the date is April 17, 1998, with respect to the consolidated financial statements of Fullerton Industries, Inc., as incorporated by reference in the Metals USA, Inc. Form S-1 Registration Statement (No. 333-50449), filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP

Chicago, Illinois
August 25, 1998